Exhibit 99

NEWS RELEASE
FOR IMMEDIATE RELEASE
SANDY SPRING BANCORP REPORTS
HEALTHY GROWTH TREND OF NON-INTEREST INCOME;
EXCELLENT ASSET QUALITY FOR 4TH QUARTER AND FULL YEAR
OLNEY, MARYLAND, January 25, 2007 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced net income for the fourth quarter of 2006 of $8.3 million ($.55 per diluted share) compared to $8.0 million ($.54 per diluted share) for the fourth quarter of 2005 and $8.1 million ($.55 per diluted share) for the linked third quarter of 2006. Net income for the year ending December 31, 2006 totaled $32.9 million ($2.20 per diluted share) compared to $33.1 million ($2.24 per diluted share) for the prior year period, a 1% decrease.
“In a decidedly difficult environment for most banks, our loan growth and fee and commission income trends continued to be favorable, credit quality remained outstanding and we announced plans for another bank acquisition during the quarter,” said Hunter R. Hollar, President and Chief Executive Officer. “The competition for demand deposits continues to be very intense throughout our markets, which underscores the value we expect to derive from our most recently announced, pending acquisition of CN Bancorp, the parent company of County National Bank and its four offices in Anne Arundel County, MD. We believe that the transaction represents a very attractive in-market opportunity to expand our existing branch network at a reasonable price, while also adding new, stable core deposit account relationships that we should be able to retain and grow. We expect that the transaction, which is subject to a number of conditions, including the approval by CN Bancorp stockholders and regulatory authorities, will close near the end of the second quarter.”
“Growth in noninterest income from sales of investment products and in trust and investment management fees was solid,“ said Hollar. “We are very pleased with the contribution from asset manager West Financial Services after its first full year of combined performance within the Sandy Spring organization. Across all portfolios, credit quality continued to be excellent with net charge-offs of less than one-tenth of 1% of total loans. “
“Finally, we continued to execute on our plans to invest in technology and related infrastructure areas to support growth coming from both recent and future acquisitions.”
Sandy Spring Bancorp’s return on average stockholders’ equity was 13.87% for the fourth quarter of 2006, compared to 14.76% for the same period in the prior year. Return on average assets for the fourth quarter of 2006 was 1.26%, compared to 1.31% for the fourth quarter of 2005.

For the year ended December 31, 2006, return on average stockholders’ equity was 14.33% compared to 16.21% for the prior year. Return on average assets for the year ended December 31, 2006 was 1.28%, compared to 1.41% for the year ended December 31, 2005.
Comparing December 31, 2006 balances to December 31, 2005, total assets increased 6% to $2.6 billion due mainly to growth in the loan portfolio. Total loans and leases increased 7% to $1.8 billion compared to the prior year. Customer funding sources, which include deposits plus other short-term borrowings from core customers, increased 6% to $2.1 billion at December 31, 2006. Stockholders’ equity totaled $237.8 million at year-end, and represented 9.1% of total assets, compared to 8.9% at December 31, 2005.
The provision for loan and lease losses totaled $0.3 million for the fourth quarter of 2006 compared to $1.0 million for the fourth quarter of 2005. The provision for loan and lease losses totaled $2.8 million for the year ended December 31, 2006 compared to $2.6 million for the prior year. The allowance for loan and lease losses represented 1.08% of outstanding loans at December 31, 2006.
The Company’s management will host a conference call to discuss its fourth quarter and full year results today at 2:00 P.M. (ET). A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.
DETAILED REVIEW OF FINANCIAL RESULTS
Comparing the fourth quarter of 2006 and 2005, net interest income increased by $0.7 million, or 3%, due primarily to continued growth in the loan portfolio and higher loan yields which were largely offset by increased rates on interest-bearing deposits and an increased use of time deposits, as noninterest bearing deposits continued to decrease. These factors produced a net interest margin decrease to 4.14% in 2006 from 4.38% in 2005.
Noninterest income increased 2% in the fourth quarter of 2006 as compared to 2005. On a non-GAAP basis, excluding securities gains, noninterest income increased 9% in the fourth quarter as compared to 2005. Trust and investment management fees increased 10% due mainly to growth in assets under management. Insurance agency commissions increased 16% over 2005 due to higher premiums from commercial property and casualty lines and the acquisition of Neff & Associates in the first quarter of 2006. Fees on sales of investment products increased 26% over the prior year due to increased sales volumes while Visa® check fees increased 11% reflecting a growing volume of electronic banking transactions. Gains on sales of mortgage loans and other noninterest income remained virtually level with the prior year.
Noninterest expenses were $22.2 million in the fourth quarter of 2006 compared to $20.9 million in 2005, an increase of $1.3 million or 7%. Marketing expenses increased substantially over the fourth quarter of 2005 consistent with the Company’s strategic plan to raise brand awareness in the markets it serves. Other noninterest expenses increased 43% over the prior year quarter due primarily to increases in consulting and other professional services fees.
Stock-based compensation expense of $0.1 million, net of income taxes ($.01 per diluted share) was recorded in the fourth quarter of 2006 as required under a new accounting standard (SFAS 123R).
Comparing the year ended December 31, 2006 and 2005, net interest income increased by $6.6 million, or 7%, due primarily to continued growth in the loan portfolio and increased loan yields, which was offset in part by increased rates on interest bearing deposits and increased use of time deposits. The net interest margin decreased to 4.26% in 2006 from 4.39% in 2005.
Noninterest income increased 5% for the year ended December 31, 2006 compared to 2005 due to increases in fee and commission income. On a non-GAAP basis, noninterest income, excluding the effect of net securities gains of $3.3 million in 2005, increased $5.2 million or 16%. Trust and investment management fees increased 75% due to growth in trust assets under management and the acquisition of West Financial Services, Inc. in the fourth quarter of 2005. Insurance agency commissions also increased 22% over 2005 due to higher premiums from commercial property and casualty lines and the acquisition of Neff & Associates in the first quarter of 2006. Fees on sales of investment products increased 40% over the prior year due to increased sales volumes while Visa® check fees increased 10%. Gains on sales of mortgage loans decreased 21% reflecting market conditions.
Noninterest expenses were $85.1 million in 2006 compared to $77.2 million in 2005, an increase of $7.9 million or 10%. This increase was primarily the result of increases in salaries and benefits due to the acquisition of West Financial Services, Inc. and Neff & Associates, a larger staff and higher marketing expenses which increased over the prior year in accord with the Company’s strategic plan as mentioned above. Intangibles amortization increased $0.8 million or 35% as a result of the above acquisitions.
Stock-based compensation expense of $0.4 million, net of income taxes ($.03 per diluted share) was recorded in 2006 as required under a new accounting standard (SFAS 123R).
About Sandy Spring Bancorp/Sandy Spring Bank
With $2.6 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc. Sandy Spring Bancorp is the third largest publicly traded banking company headquartered in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 33 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland. Through its subsidiaries, the Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:
Hunter R. Hollar, President & Chief Executive Officer, or
Philip J. Mantua, Executive V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
E-mail: HHollar@sandyspringbank.com
          PMantua@sandyspringbank.com
Web site: www.sandyspringbank.com
Forward-Looking Statements: Sandy Spring Bancorp makes forward-looking statements in this News Release that are subject to risks and uncertainties. These forward-looking statements include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by: management’s estimates and projections of future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters which, by their nature, are subject to significant uncertainties. Because of these uncertainties, Sandy Spring Bancorp’s actual future results may differ materially from those indicated. In addition, the Company’s past results of operations do not necessarily indicate its future results.
ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER WITH CN BANCORP
Sandy Spring Bancorp, Inc. will be filing a proxy statement/prospectus and other relevant documents concerning the proposed merger with the SEC. SANDY SPRING BANCORP, INC. URGES INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by Sandy Spring Bancorp, Inc. will be available free of charge from Shareholder Relations at 301/570-8338.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
	2006	2005	Change	2006	2005	Change

Profitability for the period:
Net interest income	$23,605	$22,925	3	$94,756	$88,178	7
Provision for loan and lease losses	250	1,000	(75)	2,795	2,600	8
Noninterest income	10,064	9,904	2	38,895	36,909	5
Noninterest expenses	22,218	20,860	7	85,096	77,194	10
Income before income taxes	11,201	10,969	2	45,760	45,293	1
Net income	8,314	$7,978	4	32,871	33,098	(1)

Return on average assets	1.26%	1.31%		1.28%	1.41%
Return on average equity	13.87%	14.76%		14.33%	16.21%
Net interest margin	4.14%	4.38%		4.26%	4.39%
Efficiency ratio — GAAP based *	65.99%	63.54%		63.67%	61.71%
Efficiency ratio — traditional *	60.85%	59.36%		58.71%	58.16%

Per share data:
Basic net income	$0.56	$0.54	4	$2.22	$2.26	(2)
Diluted net income	0.55	0.54	2	2.20	2.24	(2)
Dividends declared	0.22	0.22	0	0.88	0.84	5
Book value	16.04	14.73	9	16.04	14.73	9
Tangible book value	14.48	13.21	10	14.48	13.21	10
Average fully diluted shares	14,940,873	14,886,046		14,926,965	14,767,291

At period-end:
Assets	$2,610,457	$2,459,616	6	$2,610,457	$2,459,616	6
Deposits	1,994,223	1,803,210	11	1,994,223	1,803,210	11
Loans and leases	1,805,579	1,684,379	7	1,805,579	1,684,379	7
Securities	540,908	567,432	(5)	540,908	567,432	(5)
Stockholders’ equity	237,777	217,883	9	237,777	217,883	9

Capital and credit quality ratios:
Average equity to average assets	9.12%	8.86%		8.95%	8.68%
Allowance for loan and lease losses to loans and leases	1.08%	1.00%		1.08%	1.00%
Nonperforming assets to total assets	0.15%	0.06%		0.15%	0.06%
Annualized net charge-offs to average loans and leases	-0.01%	-0.09%		-0.01%	-0.02%

*	The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income.

The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from noninterest expenses; excludes securities gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Certain reclassifications and restatements of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
Reconciliation of GAAP-based and Traditional Efficiency Ratios
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Noninterest expenses–GAAP based	22,218	$20,860	85,096	$77,194
Net interest income plus noninterest income– GAAP based	33,669	32,829	133,651	125,087

Efficiency ratio–GAAP based	65.99%	63.54%	63.67%	61.71%

Noninterest expenses–GAAP based	$22,218	$20,860	$85,096	$77,194
Less non-GAAP adjustment:
Amortization of intangible assets	740	696	2,967	2,198

Noninterest expenses–traditional ratio	21,478	20,164	82,129	74,996

Net interest income plus noninterest income– GAAP based	33,669	32,829	133,651	125,087
Plus non-GAAP adjustment:
Tax-equivalency	1,625	1,800	6,243	7,128
Less non-GAAP adjustments:
Securities gains	0	661	1	3,262

Net interest income plus noninterest income – traditional ratio	35,294	33,968	139,893	128,953

Efficiency ratio – traditional	60.85%	59.36%	58.71%	58.16%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	December 31
	2006	2005

Assets
Cash and due from banks	$54,945	$47,294
Federal funds sold & overnight investments	48,978	6,149

Cash and cash equivalents	103,923	53,443

Interest-bearing deposits with banks	2,974	751
Residential mortgage loans held for sale (at fair value)	10,595	10,439
Investments available-for-sale (at fair value)	256,845	256,571
Investments held-to-maturity — fair value of $278,415 and $302,966, respectively	267,344	295,648
Other equity securities	16,719	15,213

Total loans and leases	1,805,579	1,684,379
Less: allowance for loan and lease losses	(19,492)	(16,886)

Net loans and leases	1,786,087	1,667,493

Premises and equipment, net	47,756	45,385
Accrued interest receivable	15,200	13,144
Goodwill	12,494	12,042
Other intangible assets, net	10,653	12,218
Other assets	79,867	77,269

Total assets	$2,610,457	$2,459,616

Liabilities
Noninterest-bearing deposits	$394,662	$439,277
Interest-bearing deposits	1,599,561	1,363,933

Total deposits	1,994,223	1,803,210

Short-term borrowings	314,732	380,220
Other long-term borrowings	1,808	2,158
Subordinated debentures	35,000	35,000
Accrued interest payable and other liabilities	26,917	21,145

Total liabilities	2,372,680	2,241,733

Stockholders’ Equity
Common stock — par value $1.00; shares authorized 50,000,000; shares issued and outstanding 14,826,805 and 14,793,987, respectively	14,827	14,794
Additional paid in capital	27,869	26,599
Retained earnings	199,102	177,084
Accumulated other comprehensive income(loss)	(4,021)	(594)

Total stockholders’ equity	237,777	217,883

Total liabilities and stockholders’ equity	$2,610,457	$2,459,616

Certain reclassifications and restatements of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Interest income:
Interest and fees on loans and leases	$32,981	$26,687	$125,813	$94,562
Interest on loans held for sale	225	261	739	1,073
Interest on deposits with banks	105	5	123	63
Interest and dividends on securities:
Taxable	3,642	3,117	14,132	12,327
Exempt from federal income taxes	2,772	3,132	11,555	13,416
Interest on federal funds sold	650	148	1,081	719

Total interest income	40,375	33,350	153,443	122,160
Interest expense:
Interest on deposits	12,488	6,739	39,334	21,482
Interest on short-term borrowings	3,707	3,108	17,049	9,638
Interest on long-term borrowings	575	578	2,304	2,862

Total interest expense	16,770	10,425	58,687	33,982

Net interest income	23,605	22,925	94,756	88,178
Provision for loan and lease losses	250	1,000	2,795	2,600

Net interest income after provision for loan and lease losses	23,355	21,925	91,961	85,578
Noninterest income:
Securities gains	0	661	1	3,262
Service charges on deposit accounts	2,201	1,983	7,903	7,688
Gains on sales of mortgage loans	929	932	2,978	3,757
Fees on sales of investment products	696	551	2,960	2,109
Trust and investment management fees	2,286	2,074	8,762	5,006
Insurance agency commissions	1,345	1,160	6,477	5,309
Income from bank owned life insurance	639	575	2,350	2,259
Visa check fees	631	570	2,381	2,167
Other income	1,337	1,398	5,083	5,352

Total noninterest income	10,064	9,904	38,895	36,909
Noninterest expenses:
Salaries and employee benefits	12,695	12,897	50,518	47,013
Occupancy expense of premises	2,153	2,066	8,493	8,053
Equipment expenses	1,364	1,379	5,476	5,410
Marketing	610	278	2,583	1,225
Outside data services	717	781	3,203	2,940
Amortization of intangible assets	740	696	2,967	2,198
Other expenses	3,939	2,763	11,856	10,355

Total noninterest expenses	22,218	20,860	85,096	77,194

Income before income taxes	11,201	10,969	45,760	45,293
Income tax expense	2,887	2,991	12,889	12,195

Net income	$8,314	$7,978	$32,871	$33,098

Basic net income per share	$0.56	$0.54	$2.22	$2.26
Diluted net income per share	0.55	0.54	2.20	2.24
Dividends declared per share	0.22	0.22	0.88	0.84

Certain reclassifications and restatements of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data
(Dollars in thousands, except per share data)

	2006				2005
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Profitability for the quarter:
Tax-equivalent interest income	$42,000	$41,695	$39,372	$36,619	$35,150	$33,244	$30,998	$29,896
Interest expense	16,770	15,896	14,021	12,000	10,425	8,865	7,705	6,987
Tax-equivalent net interest income	25,230	25,799	25,351	24,619	24,725	24,379	23,293	22,909
Tax-equivalent adjustment	1,625	1,677	1,499	1,442	1,800	1,853	1,766	1,709
Provision for loan and lease losses	250	550	1,045	950	1,000	600	900	100
Noninterest income	10,064	9,590	9,395	9,846	9,904	10,112	9,053	7,840
Noninterest expenses	22,218	21,694	20,828	20,356	20,860	18,744	19,153	18,437
Income before income taxes	11,201	11,468	11,374	11,717	10,969	13,294	10,527	10,503
Income tax expense	2,887	3,346	3,279	3,377	2,991	3,827	2,730	2,647

Net Income	8,314	8,122	8,095	8,340	7,978	9,467	7,797	7,856

Financial ratios:
Return on average assets	1.26%	1.24%	1.27%	1.36%	1.31%	1.58%	1.36%	1.39%
Return on average equity	13.87%	14.06%	14.48%	15.41%	14.76%	18.31%	15.63%	16.20%
Net interest margin	4.14%	4.25%	4.30%	4.35%	4.38%	4.39%	4.39%	4.39%
Efficiency ratio — GAAP based *	65.99%	64.35%	62.65%	61.64%	63.54%	57.43%	62.63%	63.49%

Efficiency ratio — traditional *	60.85%	59.20%	57.81%	56.91%	59.36%	55.74%	59.16%	58.38%

Per share data:
Basic net income	$0.56	$0.55	$0.55	$0.56	$0.54	$0.65	$0.53	$0.54
Diluted net income	$0.55	$0.55	$0.54	$0.56	$0.54	$0.64	$0.53	$0.53
Dividends declared	$0.22	$0.22	$0.22	$0.22	$0.22	$0.21	$0.21	$0.20
Book value	$16.04	$15.78	$15.33	$15.06	$14.73	$14.23	$13.91	$13.57
Tangible book value	$14.48	$14.15	$13.66	$13.34	$13.09	$13.07	$12.72	$12.35

Average fully diluted shares	14,940,873	14,915,454	14,884,677	14,924,571	14,886,046	14,735,318	14,719,742	14,760,551

Noninterest income breakdown:
Securities gains	$0	$0	$1	$0	$661	$1,761	$825	$15
Service charges on deposit accounts	2,201	1,904	1,950	1,848	1,983	2,050	1,984	1,671
Gains on sales of mortgage loans	929	718	549	782	932	1,205	889	731
Fees on sales of investment products	696	783	763	718	551	473	640	445
Trust and investment management fees	2,286	2,164	2,196	2,116	2,074	1,116	944	872
Insurance agency commissions	1,345	1,406	1,618	2,108	1,160	1,114	1,224	1,811
Income from bank owned life insurance	639	591	567	553	575	570	559	555
Visa check fees	631	603	612	535	570	556	550	491
Other income	1,337	1,421	1,139	1,186	1,398	1,267	1,438	1,249

Total	10,064	9,590	9,395	9,846	9,904	10,112	9,053	7,840

Noninterest expense breakdown:
Salaries and employee benefits	$12,695	$12,622	$12,730	$12,471	$12,897	$11,373	$11,454	$11,289
Occupancy expense of premises	2,153	2,175	2,039	2,126	2,066	2,099	1,964	1,924
Equipment expenses	1,364	1,384	1,412	1,316	1,379	1,415	1,294	1,322
Marketing	610	1,160	472	341	278	253	406	288
Outside data services	717	872	833	781	781	718	701	740
Amortization of intangible assets	740	743	742	742	696	501	505	496
Other expenses	3,939	2,738	2,600	2,579	2,763	2,385	2,829	2,378

Total	22,218	21,694	20,828	20,356	20,860	18,744	19,153	18,437

*	The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income.

The traditional, non-GAAP efficiency ratio excludes intangible asset amortization expenses from noninterest expenses; excludes security gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Historical Trends in Quarterly Financial Data.

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data
(Dollars in thousands, except per share data)

	2006				2005
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Balance sheets at quarter end:
Residential mortgage loans	$390,852	$396,811	$386,805	$428,698	$413,324	$400,657	$393,961	$375,746
Residential construction loans	151,399	175,067	169,564	166,767	155,379	143,691	136,733	139,964
Commercial mortgage loans	509,726	505,181	461,708	425,392	415,983	410,409	390,306	395,528
Commercial construction loans	192,547	185,615	214,628	188,477	178,764	136,606	119,006	94,708
Commercial loans and leases	216,238	204,023	200,712	193,524	185,680	160,379	154,237	150,143
Consumer loans	344,817	348,793	348,547	341,490	335,249	327,393	323,537	312,725
Total loans and leases	1,805,579	1,815,490	1,781,964	1,744,348	1,684,379	1,579,135	1,517,780	1,468,814
Less: allowance for loan and lease losses	(19,492)	(19,433)	(18,910)	(17,860)	(16,886)	(16,268)	(15,673)	(14,738)
Net loans and leases	1,786,087	1,796,057	1,763,054	1,726,488	1,667,493	1,562,867	1,502,107	1,454,076
Goodwill	12,494	12,606	12,606	12,596	12,042	8,554	8,554	8,554
Other intangible assets, net	10,653	11,431	12,173	12,916	12,218	8,364	8,865	9,370
Total assets	2,610,457	2,598,458	2,586,353	2,499,577	2,459,616	2,383,360	2,348,305	2,284,198
Total deposits	1,994,223	1,947,850	1,818,347	1,839,355	1,803,210	1,804,888	1,781,622	1,745,675
Customer repurchase agreements	99,382	129,213	235,853	181,520	170,769	158,977	143,873	121,791

Total stockholders’ equity	237,777	233,693	226,738	222,962	217,883	208,090	203,294	198,709

Quarterly average balance sheets:
Residential mortgage loans	$407,277	$405,430	$449,482	$427,609	$423,805	$423,420	$401,148	$384,504
Residential construction loans	162,084	172,873	167,632	161,649	150,099	141,197	137,720	137,897
Commercial mortgage loans	504,698	465,989	436,036	424,467	407,459	394,862	393,291	389,215
Commercial construction loans	189,027	218,798	206,419	186,606	158,076	128,010	103,584	91,733
Commercial loans and leases	205,582	199,968	196,093	188,747	161,478	154,920	151,766	149,783
Consumer loans	346,030	346,639	345,194	339,299	333,671	327,495	320,276	310,421
Total loans and leases	1,814,698	1,809,697	1,800,856	1,728,377	1,634,588	1,569,904	1,507,785	1,463,553
Securities	544,877	583,156	554,157	555,061	589,552	593,102	591,610	641,960
Total earning assets	2,416,120	2,407,185	2,367,100	2,294,665	2,239,438	2,203,251	2,130,469	2,115,369
Total assets	2,607,848	2,597,917	2,558,458	2,482,512	2,421,725	2,384,327	2,307,888	2,286,209
Total interest-bearing liabilities	1,937,685	1,934,668	1,895,652	1,821,530	1,733,626	1,696,691	1,647,365	1,660,839
Noninterest-bearing demand deposits	407,659	410,912	419,454	418,214	452,738	458,131	440,945	415,824
Total deposits	1,970,953	1,851,098	1,819,255	1,799,213	1,809,237	1,800,171	1,751,192	1,723,667
Customer repurchase agreements	120,597	212,123	196,359	167,620	172,826	155,417	135,009	123,663

Stockholders’ equity	237,746	229,189	224,265	219,424	214,489	205,138	200,047	196,659

Capital and credit quality measures:
Average equity to average assets	9.12%	8.82%	8.77%	8.84%	8.86%	8.60%	8.67%	8.60%
Loan and lease loss allowance to loans and leases	1.08%	1.07%	1.06%	1.02%	1.00%	1.03%	1.03%	1.00%
Nonperforming assets to total assets	0.15%	0.15%	0.10%	0.12%	0.06%	0.14%	0.15%	0.10%

Annualized net (charge-offs) recoveries to average loans and leases	-0.01%	0.00%	0.00%	0.01%	(0.09)%	0.00%	0.01%	0.00%

Miscellaneous data:
Net (charge-offs) recoveries	($191)	($27)	$5	$24	($382)	($5)	$35	($16)
Nonperforming assets:
Non-accrual loans and leases	1,910	1,495	1,691	585	437	1,032	661	672
Loans and leases 90 days past due	1,823	2,346	988	2,473	958	2,289	2,757	1,531
Restructured loans and leases	0	0	0	0	0	0	0	0
Other real estate owned, net	182	0	0	0	0	0	0	73

Total nonperforming assets	3,915	3,841	2,679	3,058	1,395	3,321	3,418	2,276

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
(Dollars in thousands and tax-equivalent)

	Three Months Ended December 31,
	2006			2005
			Annualized			Annualized
	Average		Average	Average		Average
	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$407,277	$6,053	5.95%	$423,805	$5,917	5.58%
Residential construction loans	162,084	2,989	7.32	150,099	2,599	6.87
Commercial mortgage loans	504,698	9,411	7.40	407,459	7,150	6.96
Commercial construction loans	189,027	4,353	9.14	158,076	3,158	7.93
Commercial loans and leases	205,582	4,311	8.33	161,478	3,075	7.56
Consumer loans	346,030	6,089	6.98	333,671	5,050	6.00

Total loans and leases	1,814,698	33,206	7.27	1,634,588	26,949	6.55
Securities	544,877	8,039	5.82	589,552	8,049	5.37
Interest-bearing deposits with banks	8,017	105	5.20	588	4	3.06
Federal funds sold	48,528	650	5.31	14,710	148	4.02

TOTAL EARNING ASSETS	2,416,120	42,000	6.89%	2,239,438	35,150	6.22%

Less: allowance for loan and lease losses	(19,354)			(16,470)
Cash and due from banks	48,165			48,396
Premises and equipment, net	46,550			45,708
Other assets	116,367			104,653

Total assets	$2,607,848			$2,421,725

Liabilities and Stockholders’ Equity
Interest-bearing demand deposits	$218,005	$160	0.29%	$235,711	$168	0.28%
Regular savings deposits	163,525	131	0.32	207,740	229	0.44
Money market savings deposits	495,365	4,553	3.65	373,535	2,074	2.20
Time deposits	686,399	7,644	4.42	539,513	4,267	3.14

Total interest-bearing deposits	1,563,294	12,488	3.17	1,356,499	6,738	1.97
Borrowings	374,391	4,282	4.54	377,127	3,687	3.86

TOTAL INTEREST-BEARING LIABILITIES	1,937,685	16,770	3.43	1,733,626	10,425	2.38

Noninterest-bearing demand deposits	407,659			452,738
Other liabilities	24,758			20,872
Stockholder’s equity	237,746			214,489

Total liabilities and stockholders’ equity	$2,607,848			$2,421,725

Net interest income and spread		25,230	3.46%		24,725	3.84%

Less: tax equivalent adjustment		1,625			1,800

Net interest income		23,605			22,925

Interest income/earning assets			6.89%			6.22%
Interest expense/earning assets			2.75			1.84

Net interest margin			4.14%			4.38%

*	Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.00% (or a combined marginal federal and state rate of 39.55%), to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $6.5 million in 2006 and $7.4 million in 2005.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
(Dollars in thousands and tax-equivalent)

	Twelve Months Ended December 31,
	2006			2005
			Annualized			Annualized
	Average		Average	Average		Average
	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$422,347	$24,580	5.82%	$408,369	$22,563	5.53%
Residential construction loans	166,079	12,142	7.31	141,760	9,065	6.39
Commercial mortgage loans	458,040	33,106	7.23	396,253	26,413	6.67
Commercial construction loans	200,270	17,592	8.78	120,554	8,757	7.26
Commercial loans and leases	197,650	15,959	8.07	154,520	10,981	7.11
Consumer loans	344,316	23,172	6.73	323,534	17,856	5.52

Total loans and leases	1,788,702	126,551	7.08	1,544,990	95,635	6.19
Securities	559,350	31,930	5.71	603,882	32,871	5.43
Interest-bearing deposits with banks	2,501	123	4.93	2,095	63	2.96
Federal funds sold	21,145	1,082	5.12	22,082	719	3.26

TOTAL EARNING ASSETS	2,371,698	159,686	6.73%	2,173,049	129,288	5.95%

Less: allowance for loan and lease losses	(18,584)			(15,492)
Cash and due from banks	46,741			46,682
Premises and equipment, net	45,980			44,945
Other assets	117,838			102,877

Total assets	$2,563,673			$2,352,061

Liabilities and Stockholders’ Equity
Interest-bearing demand deposits	$226,699	657	0.29%	$237,511	640	0.27%
Regular savings deposits	182,610	687	0.38	216,951	801	0.37
Money market savings deposits	409,578	12,655	3.09	376,090	6,268	1.67
Time deposits	631,712	25,335	4.01	498,774	13,773	2.76

Total interest-bearing deposits	1,450,599	39,334	2.71	1,329,326	21,482	1.62
Borrowings	451,251	19,353	4.29	355,537	12,500	3.49

TOTAL INTEREST-BEARING LIABILITIES	1,901,850	58,687	3.08	1,684,863	33,982	2.01

Noninterest-bearing demand deposits	415,747			442,055
Other liabilities	16,716			21,001
Stockholder’s equity	229,360			204,142

Total liabilities and stockholders’ equity	$2,563,673			$2,352,061

Net interest income and spread		100,999	3.65%		95,306	3.94%

Less: tax equivalent adjustment		6,243			7,128

Net interest income		94,756			88,178

Interest income/earning assets			6.73%			5.95%
Interest expense/earning assets			2.47			1.56

Net interest margin			4.26%			4.39%

*	Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.00% (or a combined marginal federal and state rate of 39.55%), to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $6.2 million in 2006 and $7.1 million in 2005.